Exhibit 10.4

CONFIDENTIAL

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

BIOLOGICS MASTER SERVICES AGREEMENT

This Master Services Agreement (this “Agreement”) is dated March 22, 2017 (the “Effective Date”) and is between iTeos Therapeutics SA (“Client”) and WuXi Biologics (Hong Kong) Limited (“Provider”).

A.	Client discovers and develops biologics.

B.	Provider coordinates the biologics development and manufacturing services that are provided by certain affiliated operating companies.

C.

The parties desire that one or more of Provider and/or its Affiliates provide services to Client on a project-by-project basis. The services for each project (the “Services;’) will be provided pursuant to a separate and distinct contract (a “Work Order”) that incorporates the terms of this Agreement.

The parties therefore agree as follows:

1.	DEFINITIONS

1.1	“Affiliate” of a person means any other person that directly or indirectly Controls, is controlled by, or is under common Control with, the person.

1.2

“Applicable Law” means all applicable laws, regulations and cGMP and other official guidelines and directives relevant to the activities performed under this Agreement and the supply, use, marketing or sale of the Product.

1.3	“Cell Line” means the cell line that has been developed to produce Product.

1.4

“Certificate of Analysis” means a document setting out the results of analysis of a batch of Product together with the Specifications and methods by which the tests were performed, in a form agreed to by the parties.

1.5

“cGMP” means current Good Manufacturing Practices (a) as promulgated under 21 C.F.R. Parts 210 and 211, as the same may be amended or re-enacted from time to time and (b) as required by Applicable Law in countries other than the United States where pharmaceutical product manufacturing is conducted.

1.6

“Confidential Information” of a party (the “Disclosing Party’;) means all information and materials disclosed by or on behalf of the party to the other party (the “Receiving Party”) or its Related Persons in connection with this Agreement. The Confidential Information of both parties includes the existence, terms and objectives of this Agreement, and the nature of any dispute and the outcome of any arbitration proceedings arising out of or in connection with this Agreement.

1.7	“Control” over a person means (a) owning 50% or more of the voting securities or other ownership interests of the person or (b) having the power to direct the management or policies of the person.

1.8

“Intellectual Property” means patents and patent applications, trademarks, trade names, service marks, domain names, copyrights and copyright applications and registrations, schematics, industrial models, inventions, know-how, trade secrets, computer software programs and other intangible proprietary Information.

1.9	“Product” means the product, or a part or derivative of the product, that is manufactured through the Services or to be produced by a Cell line.

2.	SERVICES

2.1

Work Orders. Provider shall provide the Services to Client pursuant to each Work Order that is entered into during the term of this Agreement. The preferred form of Work Order is provided in Exhibit A. The initial Work Order, titled “Mab CMC Development and Manufacturing Contract Services Proposal for iTeos”, has been executed by the parties as of the date hereof and is attached hereto as Appendix 1. Each Work Order will automatically incorporate the terms of this Agreement and be an integral part of this Agreement. If there is a contradiction between a provision of this Agreement and a Work Order, then the provision in this Agreement will take precedence unless the Work Order specifically states that it takes precedence over the provision.

2.2	Manufacturing. Certain manufacturing terms are provided in Exhibit Band are an integral part of this Agreement and the Services.

2.3	Services and Deliverables. With respect to any Services or deliverables other than the manufacture of Products, the following shall apply:

(a) Provider warrants to Client that the Services and each deliverable provided to Client under a Work Order will be performed and provided in accordance with, and will comply with, this Agreement, the relevant Work Order(s), all applicable specifications, cGMP (if applicable) and Applicable Law (the “Services Warranty”). If a timeline for the performance of Services is specified in a Work Order, Provider agrees to provide the Services in accordance with such timeline.

(b) Client shall have [***] after Provider has completed a particular Service or delivered a particular deliverable to review such Service or deliverable to assess whether it meets the Services Warranty. If Client determines that a particular Service or deliverable does not meet the Services Warranty, Client will notify Provider in writing thereof within such [***] period. If Provider does not provide written notice to Client disputing such determination by Client within [***] of receipt of Client’s notice, then Provider will be deemed to have agreed to Client’s determination. Acceptance of a Service or deliverable shall not be deemed to constitute a waiver by Client of any rights it may have based on Provider’s warranties.

(c) If the parties are unable to agree as to whether a particular Service or deliverable conforms to the Service Warranty, Client shall have the right to retain an independent expert that is reasonably acceptable to Client to make such assessment. The findings of the independent expert will be binding on the parties. The cost of such expert will be borne equally by each party.

(d) [***]

2.4	Subcontracting; Affiliates

(a)

Provider may delegate or subcontract the Services to an Affiliate. If the Services are provided by an Affiliate, then references to Provider in this Agreement will be deemed to be references to the Affiliate with the necessary modifications. Provider shall be liable for the performance of the Affiliate to the same extent as if the performance was that of Provider.

(b)

Provider may not delegate or subcontract the Services to any third party (excluding Affiliates pursuant to Section 2.4(a)) without Client’s prior written consent. If Client grants such consent, Provider shall be liable for the performance of the third party subcontractor to the same extent as if the performance was that of Provider.

(c)

An Affiliate of a party may enter into a Work Order instead of the party. If a Work Order is entered into by an Affiliate, then references to the party in this Agreement will be deemed to be references to the Affiliate with the necessary modifications. The party shall be liable for the performance of the Affiliate to the same extent as if the performance was that of the party.

3.	SERVICE FEE; PAYMENT

3.1

Service Fee. Client shall pay Provider a service fee in the amount and manner provided in the applicable Work Order (the “Service Fee”). The Service Fee may be charged in accordance with a lump-sum or other pricing structure agreed to by the parties. A lump-sum Service Fee is a fixed amount based on the estimated cost of the Services. The actual cost may differ from the estimated cost as and to the extent specified in each applicable Work Order.

3.2

Expenses. Client shall reimburse Provider for reasonable expenses that are (a) specifically authorized by Client in writing, (b) specifically agreed in the applicable Work Order, or (c) specifically agreed in this Agreement, including Sections 4.4, 5.1, 5.2, 5.3, 7.l(b), 9.3 and 12 and paragraphs 1.3 and 2.2 of Exhibit B.

3.3

Milestones. If a Work Order includes a payment for completion of a project stage or other kind of milestone, then Provider shall notify Client promptly after the milestone is achieved. Client will be deemed to have agreed that the milestone was achieved unless it notifies Provider otherwise within [***] or a longer period if so provided in a Work Order, Section 2.3 or Exhibit B. Each milestone payment is designed to reflect fair value of the corresponding Services, and is not dependent on any other milestone unless otherwise specified in the Work Order.

3.4

Payment. Client shall pay each of Provider’s invoices within [***] of receipt by wire transfer to the account designated by Provider. Except as provided in this Agreement or a Work Order, payment must be made without set-off or other deduction of any nature. The Service Fee is exclusive of, and Client shall pay, any applicable taxes (other than taxes on Provider’s income and franchise taxes) and other fees of any nature imposed by or under the authority of any government authority with respect to the Service Fees paid by Client to Provider.

3.5	No Clawbacks. Except as provided in this Agreement or a Work Order, Service Fee and other payments under this Section are non-cancelable and non-refundable.

3.6

Payment Default. In the event of an overdue payment (a “Payment Default”),(a) interest of [***] will be accrued [***] of the overdue payment as of the date of the Payment Default and (b) Provider may suspend the provision of the Services until the Payment Default is rectified by Client. If the Payment Default is not rectified within [***] after receipt by Client of written notice of the Payment Default, then it will be deemed an incurable material breach of the applicable Work Order, and Provider may terminate the Work Order pursuant to Section 11.2(b).

3.7

Annual Review. At [***] each party to a Work Order may propose a. prospective adjustment of the Service Fee to reflect changes in the following pricing: factors (a) cost reductions and efficiency increases, (b) inflation or deflation, and (c) documented changes in the price of raw materials charged by third parties. The parties shall negotiate in good faith with the aim of identifying a mutually acceptable amendment of the Work Order.

4.	PROVISION OF SERVICES

4.1	Specifications. Provider shall provide the Services in accordance with the specifications of the applicable Work Order.

4.2

Qualifications. Provider shall ensure that the persons that provide the Services (the “Personnel”) (a) have the appropriate skills, training and experience and (b) are bound by confidentiality obligations consistent with the terms of this Agreement.

4.3	Compliance. Provider shall provide the Services in compliance with Applicable Law, c.GMP and all other applicable GxP in all material respects.

4.4

On-Site Monitoring. Representatives of Client may, upon reasonable notice during Provider’s normal business operating hours, visit the facilities where the Services are provided and consult informally during such visits with appropriate Personnel in order to monitor the Services. The representatives will be bound by rules applicable to the facilities that are provided to Client in writing in advance of any visit and may, at the reasonable discretion of Provider, be given limited access to certain areas within the facilities to the extent necessary to protect confidential information of Provider’s other clients. Provider may require that Client or the representatives execute an agreement, in a form reasonable and customary for the industry, that regulates the representatives’ conduct during their visit. Client shall be responsible for all of its expenses incurred in connection with such visits.

5.	SOURCING OF MATERIAL

5.1

Materials. Provider shall, except as otherwise specified in the applicable Work Order, purchase all materials necessary for the Services (the “Materials”), and the party responsible for paying for such materials shall be specified in the Work Order (and if not specified, Provider shall be the responsible party). If a Material is not commercially available, then Client may elect to (a) supply, at its expense, the Material to Provider; Provider shall do the market research and propose a name list of vendors in compliance with Applicable Law and applicable cGMP and other GxP in all material respects. Provider shall take the inventory risk of the selected materials, including for damage caused by improper storage or pollutions; or (b) amend the applicable Work Order to permit the use of a commercially available substitute.

5.2

Client Materials. If a Material is to be supplied by Client as specified in the applicable Work Order (a “Client Material”), then Client shall provide the Client Material at its expense in a timely manner and provide such information as may be required by Provider or Applicable Law concerning the stability, storage and safety requirements. Provider shall ensure that the Client Material will be (a) used solely for the purpose of providing the Services, (b) only distributed to Personnel on a need-to-know basis for the provision of the Services, (c) be kept free of all liens, claims and encumbrances arising from acts or omissions of Provider, and (d) preserved and protected in a manner consistent with the specifications of the applicable Work Order, cGMP and any relevant standard operating procedures or other instructions provided by Client. The parties acknowledge and agree that title to Client Materials shall at all times belong to and remain the property of the Client. Provider shall notify Client promptly of any damage to or destruction of Client Materials, and shall compensate Client for any Client Materials lost, destroyed or damaged during Provider’s storage.

5.3

Unused Client Materials and Other Materials. Provider shall, at Client’s option and expense, return, destroy or otherwise dispose of unused Client Materials and any Materials for which Client has paid, promptly after the earlier of (a) completion of the Services for which the Client Materials were provided, (b) termination of the applicable Work Order, or (c) receipt of written instructions from Client pertaining to their disposition. Provider may dispose of other unused Materials at its sole discretion.

6.	RECORDS

6.1

Storage. All materials, data and documentation obtained or generated by Provider in the course of providing the Services, including all computerized records and files (“Records”), will be maintained in a secure area in accordance with industry standards, cGMP and Applicable Law. The Records are the sole and exclusive property of Client.

6.2

Retention. Upon termination of the applicable Work Order, Provider shall, at Client’s option, (a) destroy the Records, (b) deliver the Records to Client, or (c) retain the Records for [***] and then destroy them. If the Records are to be destroyed, then Provider shall give [***] written notice to Client, and Client may elect during the [***] period to have the Records transferred to it. Notwithstanding the foregoing, the Records may be retained as required by Applicable Law or as otherwise necessary for regulatory or insurance purposes.

7.	INTELLECTUAL PROPERTY

7.1	Ownership

(a)

Except as otherwise provided in this Agreement, (i) Provider has no rights in any Intellectual Property that is owned by or licensed to Client or any of its Affiliates independently of this Agreement (“Client IP”) and (ii) Client has no rights in any Intellectual Property that is owned by or licensed to Provider or any of its Affiliates independently of this Agreement (“Provider IP”).

(b)

Provider shall ensure that each of the Personnel vests in Provider any and all rights that such person might otherwise have in the Intellectual Property created or developed in connection with the provision of the Services (“Project IP”). Provider hereby assigns and shall assign all right, title and interest in Project IP to Client. Client will, at its expense, have sole control offiling and prosecuting applications for, and maintenance and enforcement bf, patents for Project IP. Provider shall, at Client’s expense, use reasonable efforts to assist Client to obtain, maintain and enforce the patents. Client shall promptly notify Provider of any patents granted for Project IP. Provider is responsible for all payments to be made to Personnel in accordance with Applicable Law requiring remuneration for inventions.

(c)

Notwithstanding the foregoing, Intellectual Property created or developed in connection with the provision of the Services (i) that is solely a derivative of Provider IP, (ii) that solely relates to experimental methods, or (iii) that solely relates to manufacturing processes developed at Provider’s expense (“Manufacturing Improvements”) is Provider IP and not Project IP.

7.2	General Licenses

(a)

Client hereby grants, and shall ensure that each applicable Affiliate will promptly grant, to Provider and its Affiliates the limited, non-exclusive, non-sublicensable and non-transferable right to use Client IP and Project IP for the purpose of providing the Services to Client and its Affiliates.

(b)

Provider hereby grants, and shall ensure that each applicable Affiliate will promptly grant, to Client and its Affiliates the limited, non-exclusive, worldwide, perpetual, irrevocable, non-terminable, royalty-free and fully paid-up right and license to use Provider IP and Manufacturing Improvements for the purpose of using Project IP and manufacturing or having manufactured the Product. Upon Client’s request, Provider promptly shall disclose to Client and provide written documentation to Client specifying in reasonable detail the Project IP and Manufacturing Improvements.

7.3

CHO Kl-Cell Line License. If Client agrees to use Provider’s CHO Kl-Cell Line (the “Cell Line”) for the manufacture of Product, then Client shall purchase a worldwide, fully paid-up, sublicensable, exclusive license to research, develop, make, have made, and commercialize the Product (the “License”) no later than the Client’s initiation of manufacturing of materials to support IND Filing for such Product. Client shall request a License in writing, then the License shall be deemed to be granted by Provider to Client and the parties shall enter into a license agreement (“License Agreement”) on commercially reasonable terms agreed by the parties in good faith to finalize the license. [***] Provider has the full right, power and authority to grant all of the right, title and interest in the license granted under this Section. Under no circumstances, would Client be allowed to perform any cell line engineering activities, such as over express, delete or modify any genes, or genome sequences on cell lines developed by Provider.

7.4

CHO Kl-Cell Line Royalties. If Client manufactures all of its commercial supplies of the Product by a manufacturer other than Provider or its Affiliates, Client shall pay to Provider, at Client’s election, (a) a Royalty of [***] on the Product’s global sales, paid to Provider quarterly, or (b) a one-time milestone payment equal to [***] payable within [***] after receipt by Client of regulatory approval of a Biologicals License Application for the Product in the first of the [***] [***]

8.	REPRESENTATIONS AND WARRANTIES

8.1

Mutual. Each party represents and warrants that (a) it validly exists under the laws of the jurisdiction in which it was organized, (b) it has the full power, right and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, (c) this Agreement once executed will constitute a legal, valid and binding agreement enforceable against it and (d) its performance of this Agreement will not conflict with any obligations it may have to any other person.

8.2	Infringement. Each party represents and warrants that, to the best of its knowledge, the Services will not infringe the Intellectual Property rights of any third party.

8.3

Debarment. Provider represents and warrants that neither it nor any of the Personnel has been debarred, or, to the best of its knowledge, is under consideration for debarment, by the United States Food and Drug Administration from working in or providing services to any pharmaceutical or biotechnology company pursuant to the Generic Drug Enforcement Act of 1992 or any other governmental authority pursuant to analogous laws. Provider represents and warrants that it does not currently have,. and covenants that it and its Affiliates will not hire, as an officer or an employee any person who has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the Federal Food, Drug, and Cosmetic Act (United States).

8.4

Compliance with Law. Each party (a) represents and warrants that neither it nor any of its Affiliates violated any Applicable Law in connection with actions leading up to entry into this Agreement or any Work Order and (b) shall, and shall ensure that each applicable Affiliate will, comply with all Applicable Law in connection with performance of this Agreement and any Work Orders. Each party shall immediately notify the other party upon becoming aware of a breach of this Section. Breach of this Section with respect to the U.S. Foreign Corrupt Practices Act or any other anti-bribery law will be deemed an incurable material breach for purposes of Section 11.2(b).

8.5

Services. Provider represents and warrants that (a) it has no knowledge of any claims, actions or other actual or threatened legal proceedings or investigations by any governmental or regulatory authority, the subject of which is (i) the infringement, violation or misuse of third party rights by any Provider IP, or (ii) the violation of Applicable Law by Provider or the facilities at which the Services will be performed; (b) all Product provided to Client shall have been manufactured in accordance with, and will conform with, the Quality Agreement, the applicable specifications), cGMP and Applicable Law, and shall at the time of delivery to Client meet all specifications and not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws; (c) all Product delivered to Client will be free and clear of liens, claims and encumbrances, excluding claims for payments due from Client to Provider in respect of such Product; (d) the facilities utilized by Provider or its Affiliates or permitted third party subcontractors are registered with the appropriate governmental and regulatory authorities and in compliance with all Applicable Laws as they relate to the Services for the Product; and (e) it will maintain at all relevant times all governmental permits, licenses, approval, and authorities required to enable it to lawfully and properly perform the Services.

9.	INDEMNIFICATION; LIMITATION ON LIABILITY; INSURANCE

9.1

Third Party Claims. Each party shall defend, indemnify and hold the other party and its Affiliates and its and their directors, officers, employees, agents and consultants and legal, financial, accounting and other advisors (“Related Persons”) harmless from and against any and all liabilities and damages (including reasonable attorneys’ fees) (“Losses”) resulting from any third party claims, demands, suits or proceedings (“Claims”) to the extent arising out of or relating to (a) in the case that Provider is the indemnifying party, its performance of the Services, (b) in the case that Client is the indemnifying party, its use of Project IP or deliverables produced under a Work Order, (cl a material breach of this Agreement by the indemnifying party, (d) a material violation of Applicable Law by the indemnifying party or any of its Related Persons or (e) the negligence, recklessness or willful misconduct of the indemnifying party or any of its Related Persons during the course of activities carried out in connection with this Agreement. The indemnification obligations set forth in this Section 9.1 do not apply to the extent that the Loss arises in whole or in part from the negligence, recklessness or willful misconduct of the indemnified party or any of its Related Persons.

9.2

Intellectual Property Claims. Client shall defend, indemnify and hold Provider and its Related Persons harmless from and against Losses resultIng from Claims arising out of or related to infringement of any Intellectual Property rights to the extent relating to the Product, other than Claims to the extent based on the Provider IP or any processes or methods employed by Provider in performing the Services which have not been provided by or are not controlled by Client. Provider shall defend, indemnify and hold Client and its

Related Persons harmless from and against Losses resulting from Claims arising out of or related to infringement of any Intellectual Property rights related to the Services and to the extent based on the on the Provider IP or any processes or methods employed by Provider in performing the Services which have not been provided by or are not controlled by Client.

9.3

Defense. Each party shall notify the other party promptly upon learning of a Claim that is subject to indemnification pursuant to Section 9.1 or 9.2, provided, that the failure of the indemnified party to give such notice shall not relieve the indemnifying party of its obligations under Section 9.1 or 9.2, as applicable, except to the extent (if any) that the indemnifying party shall have been prejudiced thereby, which notice shall set forth in reasonable detail {A) the facts and circumstances giving rise to such claim for indemnification, including all relevant, reasonably available, material supporting documentation, (B) the nature of the Losses suffered or incurred or expected to be suffered or incurred, (C) a reference to the provisions of this Agreement in respect of which such losses have been suffered or incurred or are expected to be suffered or incurred, and (D) the amount of Losses actually suffered or incurred and, to the extent the Losses have not yet been suffered or incurred, a good faith estimate of the amount of losses that could be expected to be suffered or incurred. The indemnifying party may control, at its own expense, the defense of the Claim in good faith with counsel of its choice as long as such counsel is reasonably acceptable to the indemnified party. The indemnified party shall use reasonable efforts to cooperate in the defense and may participate at its own expense using its own counsel. No compromise or settlement of any Claim may be made by the indemnifying party without the indemnified party’s written consent unless [al there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against tire indemnified party, (b) the sole relief provided is monetary damages that are paid in full by the indemnifying party and no restriction or obligation is imposed on the indemnified party or its Affiliates or their respective assets, and (c) the indemnified party’s rights under this Agreement are not adversely affected.

9.4	Limitations on Liability

(a)

Except for losses arising from breach of confidentiality obligations or from a party’s gross negligence or willful misconduct, neither party will be liable to the other party for breach-of-contract damages that constitute consequential, punitive, or special damages.

(b)

Except for Losses arising from breach of confidentiality obligations or from Provider’s gross negligence or willful misconduct, Provider’s maximum aggregate total liability in connection with a Work Order will not exceed the total payments payable under the Work Order.

9.5

Insurance. Each party shall ensure that insurance coverage is carried and maintained with a financially sound and reputable insurer against loss from such risks and in such amounts as is sufficient to support its obligations under this Agreement. Each party shall provide a copy of the applicable insurance policy if requested by the other party.

10.	CONFIDENTIALITY AND PUBLICITY

10.1

Confidentiality. Subject to Section 10.2, during the term of this Agreement and for five years thereafter, the Receiving Party shall, and shall ensure that its Related Persons will, (a) maintain the Confidential Information in confidence, (b) not use the Confidential Information except as strictly necessary to perform its obligations, or exercise any licenses or similar rights granted, under this Agreement and (c) not disclose the Confidential Information to any third party other than (i) those of its Related Persons that have a need to know the Confidential Information in connection with the Services and are obligated to maintain the Confidential Information in confidence and (ii) to the extent required by Applicable Law or reasonably necessary to prosecute or defend litigation or arbitration, and, in either case, only after the Receiving Party gives the Disclosing Party reasonable advance notice of such disclosure (to the extent permitted by Applicable Law) and uses reasonable efforts to secure confidential treatment of the Confidential Information. Notwithstanding the foregoing, the existence of this Agreement and its non-technical terms may be disclosed confidentially in connection with a potential financing, licensing transaction or acquisition.

10.2

Exceptions to Confidentiality. The obligations of Section 10.1 do not apply to Confidential Information if the Receiving Party can demonstrate that (a) the Confidential Information is public knowledge or becomes public knowledge after disclosure through no fault of the Receiving Party or any of its Related Persons, (b) the Confidential Information was in its or any of its Related Persons’ possession prior to disclosure by the Disclosing Party, (c) the Confidential Information was received from a third party that was not obligated to the Disclosing Party or any of its Related Persons to maintain the Confidential Information in confidence, or (d) equivalent information was developed independently by the Receiving Party or any of its Related Persons without recourse to the Confidential Information.

10.3

Return of Confidential Information. Upon termination of this Agreement, and if requested in writing by the Disclosing Party within [***] thereafter, the Receiving Party shall cause all Confidential Information to be promptly destroyed or returned to the Disclosing Party; provided, however, that (a) the Receiving Party may retain a single secure copy of any Confidential Information for legal archival purposes, (b) the Receiving Party may retain a reasonable number of copies of any Confidential Information that is reasonably necessary to exercise any licenses or rights granted under this Agreement that survive termination of this Agreement, (c) the Receiving Party shall be allowed to maintain copies of regulatory documentation or any other materials that contain Confidential Information and which regulatory documentation or materials are required to be maintained or disclosed by such Receiving Party under Applicable Law, or order of a governmental agency or a court of competent jurisdiction, and (d) electronic back-up files that have been created by routine archiving and back-up procedures need not be deleted.

10.4

Audits. Provider and its Affiliates may have in the past provided, and may currently or in the future provide, services to other customers that are similar to the Services. Provider is absolutely committed to protecting its customers’ Intellectual Property and confidential information, and shall not use the Intellectual Property or confidential information of a customer for the benefit of any person other than the customer. In order to protect the Confidential Information of Client and the confidential information of other customers, Provider shall use reasonable efforts to ensure that other customers do not seek the disclosure of Confidential Information of Client, and Client shall not seek the disclosure of confidential information of other customers. Notwithstanding the foregoing, if Client wishes to conduct an audit that relates to services provided to another customer for purposes of confirming that Client’s Intellectual Property and/or Confidential Information -· is adequately protected, then Provider shall use reasonable efforts to seek the other customer’s approval to waive confidentiality _obligations to the extent necessary to allow Client to conduct the audit in a manner that does not involve disclosure of the other customer’s confidential information to Client. If another customer wishes to conduct an audit that relates to the Services for purposes of confirming that the other customer’s Intellectual Property is adequately protected, then Client shall permit an independent third party auditor reasonably acceptable to Client and paid for by the requesting party, to conduct the audit in a manner that does not involve disclosure of Client’s Confidential Information or Intellectual Property to the other customer.

10.5

Publicity. Each party shall not, and shall ensure that its Related Persons will not, use the name, symbols or marks of the other party or any of its Affiliates in any advertising or publicity material or make any form of representation or statement that would constitute an express or implied endorsement by the other party or any of its Affiliates of any commercial product or service without the other party’s or Affiliate’s prior written consent.

11.	TERM AND TERMINATION

11.1	Agreement. The term of this Agreement commences on the Effective Date and will terminate one (1) year after the date on which the last Work Order has expired or been terminated.

11.2

Work Orders. The term of each Work Order commences on the date indicated in the Work Order and will terminate upon completion of the Services under such Work Order. Notwithstanding the foregoing, either party may terminate a Work Order immediately upon written notice to the other party if (a) a material breach of the Work Order by the other party remains uncured [***] after written notice of the material breach was received by the other party and (bl the material breach was not caused by the party terminating the Work Order or any of its Affiliates. In addition, Client may terminate a Work Order at any time with [***] advance written notice to Provider. If a Work Order is terminated, at Client’s request, Provider shall permit Client and its designees to access Provider’s facilities, and Provider shall reasonably cooperate with Client and its designees, for purposes of effecting a technology transfer of Client’s Product and Specifications.

11.3

Survival. Upon termination of this Agreement or a Work Order, all outstanding rights and obligations between the parties arising out of or in connection with this Agreement or the Work Order, as the case may be, will immediately terminate, other than any obligations or rights that (a) matured prior to the effective date of the termination or (b) by their nature are intended to survive. In addition, Sections 2.3, 3.6, 6, 7, 9, 10, 11.3, 11.4, 11.5, 11.6 and 13 and Exhibit B shall survive termination of this Agreement. Termination of this Agreement for any reason shall not release either party from any liability or obligation that already has accrued prior to such termination. Termination of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a party may have hereunder or that may arise out of or in connection with such termination or expiration.

11.4

Termination Fee. If a Work Order is terminated, then Client shall pay Provider for the Services rendered and all non-cancelable obligations in connection with the Services to the extent specified in a Work Order.

11.5

Special notes for cancellation of GMP manufacturing. If a notice to cancel GMP manufacturing in the executed Work Order is received, Provider will try reasonable efforts to find an alternative client to fill the manufacturing slot. In the case where no alterative client can be identified to fill the slot(s), termination charge will be applied based on the following:

•

[***] termination charge except cost of raw materials purchased by Provider for purposes of Development and Production under the applicable Work Order, if the cancellation notice is received [***] before the scheduled vial thaw;

•

[***] of GMP batch fee plus cost of raw materials purchased by Provider for purposes of Development and Production under the applicable Work Order, if the cancellation notice is received [***] before the scheduled vial thaw;

•

[***] of GMP batch fee plus cost of raw materials purchased by Provider for purposes of Development and Production under the applicable Work Order, if the cancellation notice is received [***] before the scheduled vial thaw;

•

[***] of GMP batch fee plus cost of raw materials purchased by Provider for purposes of Development and Production under the applicable Work Order, if the cancellation notice is received [***] before the scheduled vial thaw; and

•

[***] of GMP batch fee plus cost of raw materials purchased by Provider for purposes of Development and Production under the applicable Work Order, if the cancellation notice is received [***] before the scheduled vial thaw.

11.6

Special notes for cancellation of non-GMP manufacturing. If a notice to cancel non-GMP manufacturing in the executed Work Order is received, Provider will try reasonable efforts to find an alternative client to fill the manufacturing slot. In the case where no alterative client can be identified to fill the slot(s), termination charge will be applied based on the following:

•

[***] termination charge except cost of raw materials purchased by Provider for purposes of Development and Production under the applicable Work Order, if the cancellation notice is received [***] before the scheduled vial thaw;

•

[***] of non-GMP batch fee plus cost of raw materials purchased by Provider for purposes of Development and Production under the applicable Work Order, if the -· cancellation notice is received [***] before the scheduled vial thaw;

•

[***] of non-GMP batch fee plus cost of raw materials purchased by Provider for purposes of Development and Production under the applicable Work Order, if the cancellation notice is received [***] before the scheduled vial thaw;

•	[***] of non-GMP batch fee plus cost of raw materials purchased by Provider for purposes of Development and Production under the applicable Work Order, if the cancellation notice is received [***] and

•	[***] of non-GMP batch fee plus cost of raw materials purchased by Provider for purposes of Development and Production under the applicable Work Order, if the cancellation notice is received [***]

•	[***] of non-GMP batch fee plus cost of raw materials purchased by Provider for purposes of Development and Production under the applicable Work Order, if the cancellation notice is received [***]

12.	SHIPPING

12.1

All materials to be provided by Provider to Client will be delivered FCA (carrier named by Client) (lncoterms 2010), including Product and other deliverables produced under a Work Order, returned Client Materials, returned Records and returned Confidential Information. For the avoidance of doubt, FCA (carrier named by Client) means Provider is responsible for handing over the materials, cleared for export, to a carrier named by Client. Client assumes risk at hand over and pays all costs.

12.2

All materials to be provided by Client to Provider will be delivered DDP (site designated by Provider) (lncoterms 2010), including Materials provided by Client and Client Materials. For the avoidance of doubt, DDP (site designated by Provider) means Client is responsible for delivery to the site designated by Provider and pays all costs including import duties and taxes, and Provider is responsible for unloading materials from the carrier at its site and assumes risk when materials are made available for unloading at its site.

13.	MISCELLANEOUS

13.1

Force majeure. Neither party shall be liable for non-fulfilment of its obligations under this Agreement if such non-fulfilment is due to an occurrence of: any strikes, labor disputes of whatever nature, other labor disturbances, or lockouts; quarantines or communicable disease outbreaks; acts of government or state, embargos, or compliance with any order or regulation of any Authority acting within color of right; civil commotion, insurrection, riots, wars, or acts of terrorism; fires, floods, storms, or other acts of God; interruption of or delay in transportation; lack of, prevention in, or hindrance in obtaining energy, fuel, power, other utilities; failure of suppliers or lack of or inability to obtain components; or any other reason, cause or contingency beyond the control and without fault or negligence of the party affected thereby (“Force Majeure Event”). If Provider or Client claims a right to excused performance under this Section 13.1, is shall immediately notify the other party in writing of the extent of its inability to perform, which notice shall specify the Force Majeure Event. Each party shall use reasonable efforts to mitigate adverse consequences resulting from a Force Majeure Event.

13.2

Assignment. This Agreement may not be assigned by a party without the prior written consent of the other party; provided, however, that (a) a party may assign this Agreement to an Affiliate with a net worth or insurance commensurate with the obligations to be assumed, and (b) Client may assign this Agreement to a successor to or purchaser of all or substantially all of its business or assets to which this Agreement relates. Any purported assignment in violation of this Section is void.

13.3

Notices. All notices, requests, demands and other communications required under this Agreement must be in writing and will be deemed to have been given or made and sufficient in all respects when delivered by reputable international courier to the following addresses:

.....

: To Client:

iTeos Therapeutics SA

Rue des Freres Wright 29

B-6041 Gosslies

, Belgium

[•]

· Attn: [***]

: Tel.: [***]

: To Provider:	With a copy to:
WuXi AppTec	WuXi Biologics (Hong Kong) Limited
Building 1, 288 Fute Zhong Road	Suite 2008, 20/F., Jardine House,1 •
· Waigaoqiao Free Trade Zone	Connaught Place, Central, Hong Kong.
Shanghai, China 200131
Attn: [***]
Tel.: [***]

13.4

Independent Contractor. The parties are independent contractors, and nothing contained in this Agreement may be deemed or construed to create a partnership, joint venture, employment, franchise, agency, fiduciary or other relationship between the parties.

13.5

Non-Solicitation. During the term of this Agreement and for [***] thereafter, Client shall not induce or solicit (or authorize or assist in the taking of any such actions by any third party) any employee of Provider or any of its Affiliates to leave his or her employment or business association. For purpose of this Section 13.5, the use of non-targeted employment advertisements and other non-specific recruiting efforts shall not be deemed to be an inducement or solicitation to leave one’s employment or business association.

13.6	Governing Law. The laws of United Kingdom, without giving effect to principles of conflict of laws, govern all matters relating to this Agreement.

13.7

Arbitration. The parties shall engage in good faith consultation to resolve any dispute arising out of or in connection with this Agreement. Such consultation will begin immediately after one party has delivered to the other party a request for consultation. If the dispute cannot be resolved within [***] following the date on which the request for consultation is delivered, then either party may submit the dispute to the London Court of International Arbitration (“LCIA “) for arbitration to be conducted in accordance with the LCIA Arbitration Rules in effect at the time of submission. The place of arbitration will be London, England. The official language of the arbitration will be English. The tribunal will consist of one (1) arbitrator, who will be jointly selected by Client and Provider, provided that if, within [***] following the date after which the dispute is submitted to the LCIA, the parties cannot agree on a single arbitrator, the arbitration will be heard and determined by three (3) arbitrators, with one arbitrator being appointed by each party and the third arbitrator being selected by the two party-appointed arbitrators. If either party fails to select an· arbitrator, or if the party-appointed arbitrators cannot agree on a third arbitrator within [***] after the dispute is submitted to the LCIA, such arbitrator will be appointed by the LCIA. The arbitration proceedings will be confidential, and the arbitrator(s) may issue appropriate protective orders to safeguard each party’s Confidential Information. During the course of arbitration, the parties shall continue to implement the terms of this Agreement. The arbitral award will be final and binding upon the parties, and the party to the award may apply to a court of competent jurisdiction for enforcement of the award. Each party will bear its own costs and expenses (including its attorney’s fees) associated with any arbitration initiated under this section; provided that the arbitrator(s) shall assess against the party losing the arbitration all of the arbitrator(s)’ and administrative fees associated with the arbitration, and each party shall otherwise bear its own costs and expenses. Each party hereby submits itself to the jurisdiction of the courts of the place where the arbitration is held, but only for the entry of judgment with respect to the decision of the arbitrators hereunder. Notwithstanding the foregoing, judgment may be entered to recognize the award (but not to revise or to amend the award) in any court in the country where the arbitration takes place, or any court having jurisdiction over the parties. Notwithstanding the foregoing, each party has the right to institute an action in a court of proper jurisdiction for injunctive or other equitable relief pending a final decision by the arbitrator(s).

13.8

Entire Agreement; Non-Reliance. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement. Prior agreements are hereby superseded. For the avoidance of doubt, prior confidentiality obligations are superseded to the extent that they cover Confidential Information. Each party disclaims that it is relying on any representations or warranties other than those set forth in this Agreement, and irrevocably waives any rights that it might otherwise have to extra-contractual remedies, including claims in tort relating to communications outside of this Agreement.

13.9

Amendment. No modification or waiver of any term of this Agreement or any other form of amendment to this Agreement will be binding unless made expressly in writing and signed by both parties. An amendment to this Agreement will only be incorporated into Work Orders entered into after the date of the amendment.

13.10	No Third Party Beneficiaries. The provisions of this Agreement are for the sole benefit of the parties.

13.11

Waiver. The waiver by either party of any breach of any term of this Agreement will not constitute a waiver of any other breach of the same or any other term. Failure or delay on the part of either party to fully exercise any right under this Agreement will not constitute a waiver or otherwise affect in any way the same or any other right.

13.12

Severability. If any provision in this Agreement is held to be invalid, illegal or unenforceable in any respect, then (a) the provision will lie replaced by a valid and enforceable provision that achieves as far as possible the intention of the parties and (b) all other provisions of this Agreement will remain in full force and effect as if the original agreement had been executed without the invalidated, illegal or unenforceable provision.

13.13

Certain Terms. Whenever used in this Agreement, unless otherwise specified: (i) the word “include” (with its grammatical variations) mean “include, without limitation,” “include but are not limited to”, or words of similar import; (ii) the words “agree” or “written agreement” will not impose any obligation on Provider or Client to agree to any terms or to engage in discussions relating to such terms, except as such party may elect in such party’s sole discretion; (iii) the word “days” means calendar days; (iv) the words “copy” and “copies” include, to the extent available, electronic copies, files or databases containing the information, files, items, documents or materials to which such words apply; and (v) all references to the singular shall include the plural and vice versa.

13.14

Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together constitute one and the same instrument. Executed counterparts may be exchanged by facsimile or e-mail in PDF or similar electronic format.

[Signature page follows]

Thus, this Agreement was executed on the date stated in the Introductory clause.

WuXi Biologics (Hong Kong) Limited		iTeos Therapeutics SA

By:	/s/ Chris Chen	By:	/s/ Michel Detheux
Name:	Chris Chen	Name:	Michel Detheux
Title:	CEO	Title:	Chief Executive Officer

Michel Detheux On behalf ofMG6A Bioconsulling SPlli, Chief Executive Officer iTeos Therapeutics SA

Exhibit A-Form of Work Order

WORK ORDER {NUMBER[•])

This work order is dated[•] and is between[•] (“Client”) and [•][“Provider”).

The terms of the Master Services Agreement between [•) and WuXi Biologics (Hong Kong) Limited, dated [•] (the “Master Services Agreement”), are hereby incorporated by reference into this work order. References in the Master Services Agreement to the Master Services Agreement will be deemed to be references to this work order with the necessary modifications. Each capitalized term used but not defined in this work order has the meaning given in the Master Services Agreement.

1.	SERVICES INFORMATION

1.1	Title

{Project title]

1.2	Description

[Description of the Services including deliverables and specifications]

1.3	Tasks and Timeframe. Provider shall complete the Services in accordance with the following schedule:

Task	Completion Date
1
2
3
4

1.4	Reporting and Transfer of Data and Results

[Description of how data and results should be reported and transferred to Client, including electronic protocols for secure transmission of data and instructions for physical handling and shipping of materials if chemicals are being synthesized or other materials are to be transferred to Client]

1.5	Additional Requirements

[Any additional requirements such as additional obligations of the parties that do not appropriately fit into the task list and special handling of materials}

2.	FEES; PAYMENT SCHEDULE

2.1	General Terms. Expenses, milestones, payment and default and other general terms are provided in Section 3 of the Master Services Agreement.

2.2	Service Fee and Upfront Payment. The Service Fee will be CNH[91. On signing of this Work Order, Client shall pay Provider [91 % of the Service Fee as a non-refundable upfront payment.

2.3	Milestones. The table below lists milestones and related information.

	Milestone	Deliverable	Milestone Payment
1	[Description including work required, criteria for achievement and timeline]	[91	[●]

2	[●]	[●]

2.4	Payment Instructions. Unless an invoice provides otherwise, Client shall pay the invoice in CNH by wire transfer to the account listed below:

Name	WuXi Biologics (Hong Kong) Limited

Address	Suite 2008, 20/F., Jardine House, 1 Connaught Place, Central, Hong Kong.

Currency	CNH

Intermediate Bank:	[***]

Beneficiary Bank	[***]

Beneficiary	[***]

Beneficiary Account	[***]

3.	COMMUNICATIONS

3.1	Technical Communications. All technical communications required under this work order are to be sent via reputable international courier or email and addressed as follows:

If to Client:	If to Provider:

[•l	[•]
[•]	[•]
[.•]	[•]
Attn: [•]	Attn: [•]
Tel.: [•]	Tel.: [•]
Email: [•]	Email: [•]

Thus, this work order was executed on the date stated in the introductory clause.

iTeos Therapeutics SA		WuXi Biologics (Hong Kong) limited

By:		By:
Name:		Name:
Title:		Title:

Michel Detheux
On bebalfofMG6A Biocommlting SPRL Chief Executive Officer iTeos Therapeutics SA

Exhibit B-Manufacturing

1.	MANUFACTURING AND COMPLIANCE

1.1

Specifications and Manufacturing Process. Provider shall manufacture each Product in accordance with the written specifications for the Product as specified by the Client (the “Specifications”). Client may modify the Specifications; provided, however, that Provider’s consent is required for any modification that would significantly increase costs. Provider shall negotiate in good faith with Client with the aim of agreeing on a mutually acceptable allocation of the increased costs.

1.2

Quality Agreement. This Agreement may incorporate the quality assurance requirements of a quality agreement (the “Quality Agreement”). If there is a contradiction between a requirement of the Quality Agreement and another provision of this Agreement or a Work Order, then the requirement of the Quality Agreement will take precedence with respect to quality-related matters, unless this Agreement or the Work Order specifically states that its provision takes precedence.

1.3

Regulatory Assistance. Provider shall, at Client’s cost, provide Client with all supporting data and information relating to manufacturing of the Product that is reasonably necessary for obtaining and maintaining regulatory approvals relating to the Product, including any documentation which is or is equivalent to the FDA’s Chemistry and Manufacturing Controls related to any marketing authorization.

2.	QUALITY RELEASE AND DELIVERY

2.1

Quality Release. Product may not be delivered to Client until a person authorized by Client having the necessary qualifications, experience and authority to oversee quality assurance of the manufacture and determine the suitability of individual batches for release under Applicable Law has (a) conducted analyses using the analytical methods agreed to in writing by the parties, (b) executed the Certificate of Analysis (i.e., the written test results of a batch that is tested against the applicable criteria in the Specifications, and confirmation the batch passed the test) applicable to the Product and such other batch documentation that may be requested by Client and (c) completed any other certifications or documents and other activities that may be required to release the Product under Applicable Law and the Quality Agreement. Notwithstanding the foregoing, at Client’s request, Provider may deliver Product in quarantine prior to delivery of the Certificate of Analysis. The request must be accompanied by Client’s written acknowledgement that (a) the Product has been delivered without a Certificate of Analysis, (bl accordingly, the Product cannot be administered to humans until transmittal of the Certificate of Analysis and (c) that Client nevertheless accepts full risk of loss, title and ownership of the Product. The delivery of Product In quarantine will be subject to such testing requirements as Provider may reasonably require.

B-1

2.2	Delivery. Provider shall ship the Product in accordance with Section 12 of the main body of the Agreement.

2.3

Acceptance; Damage. Client shall diligently examine the Product as soon as practicable after receipt. Client shall notify Provider (a) within [***] for claims relating to visible damage of the shipping containers or materials, and (b) within [***] after Provider’s dispatch notice for claims relating to non-delivery. Client shall make damaged Product and packaging materials available for inspection and comply with reasonable requirements of any insurance policy covering the Product.

3.	NON-CONFORMING PRODUCT

3.1

Warranty. Provider warrants to Client that each Product supplied will have been manufactured in accordance with, and will comply with, this Agreement, its Work Order, the Specifications, cGMP and Applicable Law (the “Warranty”).

3.2

Non-Conformance. Client may only reject a shipment of a Product if, within [***] after receiving the shipment (or, in the case of Latent Defects, within [***] after discovery thereof by Client), (a) Client conducts a quality inspection and determines that the Product does not conform to the Warranty, (b) notifies Provider in writing that the Product does not conform and (c) provides supporting documentation. A shipment that is not rejected pursuant to the preceding sentence will be deemed accepted by Client. “Latent Defect” means any defect that is not normally detected by visual inspection or the analytical methods used to characterize the Product at the time of release. [***]

3.3

Disputes. If the parties are unable to agree as to whether a Product conforms to the Warranty, Client shall send a sample of the Product for testing at an independent quality control laboratory chosen by Provider and reasonably acceptable to Client. The findings of the laboratory will be binding on the parties. The cost of inspections and testing by the laboratory will be borne equally by each party.

3.4	[***]

B-2

4.	RECALLS

4.1	[***]

4.2	[***]

4.3	[***]

8-2